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Constellation Considering Opportunities for Its Australian and U.K. Businesses

VICTOR, N.Y., Nov. 1, 2009 – Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), the world’s leading wine company, announced today that it is pursuing a number of opportunities with various parties to improve the prospects of its Australian and U.K. businesses. These include opportunities which may result in the sale of certain assets and a possible combination of a portion of Constellation’s Australian and U.K. wine operations with Australian Vintage Ltd. (AVL) in exchange for a substantial, but non-controlling, interest in the combined entity. Headquartered in Sydney, AVL is a leading wine company in Australia.
This potential combination would create synergies between the two companies, better positioning the new entity for success in the current challenging operating environment. If a transaction results, the combined companies would operate as a stand alone wine company, which would be listed on the Australian Stock Exchange (ASX).
“The Australian wine industry is facing unprecedented negative operating conditions,” said Rob Sands, president and chief executive officer, Constellation Brands. “This combination would create a more competitive entity better positioned to deal with the current environment.”

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As the discussions between Constellation Brands and AVL are ongoing, there are a number of material issues which need to be addressed before a deal can be finalized. As a result, the discussions are preliminary and may not lead to such a transaction.
“Constellation Brands remains focused on achieving stronger, more sustainable results by tightening the focus of the portfolio, optimizing assets and finding synergies across all aspects of the business,” concluded Sands.

About Constellation Brands
    Constellation Brands is the world’s leading wine company that achieves success through an unmatched knowledge of wine consumers paired with storied brands that suit varied lives and tastes. With a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Hardys, Clos du Bois, Blackstone, Arbor Mist, Estancia, Ravenswood, Jackson-Triggs, Kim Crawford, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.
Constellation Brands (NYSE: STZ and STZ.B; ASX: CBR) is an S&P 500 Index and Fortune 1000® company with more than 100 total brands in our portfolio, sales in about 150 countries and operations in approximately 50 facilities. The company believes that industry leadership involves a commitment to our brands, to the trade, to the land, to investors and to different people around the world who turn to our products when celebrating big moments or enjoying quiet ones. We express this commitment through our vision: to elevate life with every glass raised. To learn more about Constellation Brands and its product portfolio visit the company's web site at www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements.  The words “anticipate,” “intend,” and “expect”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  These statements may relate to Constellation’s business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties.  All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.
 In addition to risks associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including:
•	completion of any transactions regarding its Australian or United Kingdom businesses; and
•
other factors and uncertainties disclosed from time to time in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2009, which could cause actual future performance to differ from current  expectations.

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